Independence Realty Trust Announces Third Quarter 2013 Financial Results

PHILADELPHIA, PA — November 1, 2013 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced third quarter 2013 financial results.

Highlights

•	Core funds from operations (“CFFO”) increased 50% to $1.3 million for the quarter ended September 30, 2013 from $0.9 million for the quarter ended September 30, 2012.

•	CFFO per share increased 6% to $0.17 for the quarter ended September 30, 2013 from $0.16 for the quarter ended September 30, 2012.

•	Operating income increased 52% to $1.2 million for the quarter ended September 30, 2013 from $0.8 million for the quarter ended September 30, 2012.

•	Total revenues grew 18% to $4.8 million for the quarter ended September 30, 2013 from $4.0 million for the quarter ended September 30, 2012.

•	On August 16, 2013, IRT completed its underwritten public offering selling 4,000,000 shares of IRT common stock for $8.50 per share raising gross proceeds of $34.0 million and listed IRT common stock on the NYSE MKT under the symbol “IRT”. After giving effect to this offering, the percent of IRT’s outstanding common stock held by RAIT Financial Trust, IRT’s largest stockholder and the parent company of IRT’s external advisor, was reduced from 99% to 60%.

•	On September 19, 2013, IRT acquired a 354 unit apartment community located in Cumberland, Indiana, a suburb of Indianapolis, for a purchase price of $13.25 million.

•	IRT declared a fourth quarter 2013 monthly cash dividends of $0.05333 per share per month or $0.16 for the fourth quarter of 2013.

•	On October 25, 2013, IRT entered into a $20 million secured revolving credit agreement with The Huntington National Bank to acquire properties. The facility bears interest at LIBOR plus 2.75%.

Third Quarter 2013 Results

IRT reported CFFO, a non-GAAP financial measure, for the three-month period ended September 30, 2013 of $1.3 million, or $0.17 per share — diluted based on 7.6 million weighted-average shares outstanding – diluted, as compared to CFFO for the three-month period ended September 30, 2012 of $0.9 million, or $0.16 per share – diluted based on 5.6 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the three-month period ended September 30, 2013 of $0.3 million, or $0.03 per share — diluted based on 7.6 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common stock for the three-month period ended September 30, 2012 of $0.03 million, or $0.09 loss per share – diluted based on 0.3 million weighted-average shares outstanding – diluted.

IRT reported CFFO for the nine-month period ended September 30, 2013 of $4.0 million, or $0.64 per share — diluted based on 6.3 million weighted-average shares outstanding – diluted, as compared to CFFO for the nine-month period ended September 30, 2012 of $2.9 million, or $0.53 per share – diluted based on 5.5 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the nine-month period ended September 30, 2013 of $0.3 million, or $0.08 per share — diluted based on 3.9 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common stock for the nine-month period ended September 30, 2012 of $0.07 million, or $0.26 loss per share – diluted based on 0.3 million weighted-average shares outstanding – diluted.

A reconciliation of IRT’s reported net income (loss) to its funds from operations (“FFO”) and CFFO is included as Schedule I to this release. Schedule I also includes management’s rationale for the usefulness of each of these non-GAAP financial measures.

Third Quarter Acquisition

On September 19, 2013, IRT acquired an apartment community located in Cumberland, Indiana, a suburb of Indianapolis, for a purchase price of $13.25 million. The 354-unit community was constructed in 1970 and substantially renovated over the past three years. During this three year period, the previous owner invested more than $3.5 million into the property, which included upgrades to the unit interiors and common areas. The property consists of a mix of one, two, three and four-bedroom townhome and garden style-apartments.

Distributions

On July 25, 2013, IRT’s Board of Directors declared monthly cash dividends for the third quarter of 2013 on IRT’s shares of common stock in the amount of $0.05333 per share per month. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date

July 2013	$0.05333	8/5/2013	8/15/2013
August 2013	$0.05333	8/30/2013	9/13/2013
September 2013	$0.05333	9/30/2013	10/15/2013

On October 10, 2013, IRT’s Board of Directors declared monthly cash dividends for the fourth quarter of 2013 on IRT’s shares of common stock in the amount of $0.05333 per share per month. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date

October 2013	$0.05333	10/31/2013	11/15/2013
November 2013	$0.05333	11/29/2013	12/16/2013
December 2013	$0.05333	12/31/2013	01/15/2014

Key Statistics
(Unaudited and dollars in thousands, except per share and per unit information)

As of or For the Three-Month Periods Ended

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Financial Statistics:
Total revenue	$4,787	$4,700	$4,688	$4,512	$4,041
Earnings (loss) per share-diluted	$0.03	$0.01	$0.01	$(0.19)	$(0.09)
Funds from Operations (“FFO”) per share	$0.17	$0.23	$0.23	$0.17	$0.15
Core funds from operations (“CFFO”) per share	$0.17	$0.23	$0.23	$0.18	$0.16
Dividends declared per common share	$0.16	$0.16	$0.15	$0.15	$0.15
Apartment Property Portfolio:
Reported investments in real estate at cost	$166,665	$154,040	$153,717	$153,565	$138,009
Net operating income	$2,373	$2,459	$2,523	$2,354	$1,942
Number of properties owned	9	8	8	8	7
Multifamily units owned	2,358	2,004	2,004	2,004	1,812
Portfolio average occupancy	94.1%	94.2%	93.6%	92.0%	92.4%
Average monthly effective rent per unit (1)	$788	$788	$791	$787	$759

(1)	Average monthly effective rent per occupied unit represents the average monthly rent collected for all occupied units after giving effect to tenant concessions. We do not report average effective rent per unit in the month of acquisition as it is not representative of a full month of operations.

Properties

The following table presents an overview of our apartment portfolio as of September 30, 2013:

						Average Monthly
			Year			Effective
		Purchase	Built or		Average	Rent per
Property Name	Location	Date	Renovated(1) Units(2)		Occupancy(3)	Occupied Unit(4)
Belle Creek	Henderson, Colorado	4/29/2011	2011	162(5)	97.5%	$ 920
Berkshire Square	Indianapolis, Indiana	9/19/2013	2012	354	98.0%	-(6)
Centrepoint	Tucson, Arizona	12/16/2011	2006	320	92.5%	817
Copper Mill	Austin, Texas	4/29/2011	2010	320	97.5%	728
Crestmont	Marietta, Georgia	4/29/2011	2010	228	93.9%	705
Cumberland Glen	Smyrna, Georgia	4/29/2011	2010	222	93.7%	666
Heritage Trace	Newport News, Virginia	4/29/2011	2010	200	90.5%	725
Runaway Bay	Indianapolis, Indiana	10/11/2012	2002	192	88.5%	923
Tresa at Arrowhead	Phoenix, Arizona	4/29/2011	2006	360	94.7%	827
				2,358	94.1%	$789

(1)	All dates are for the year in which a renovation program was completed, except for Runaway Bay, which is the year construction was completed. The year construction was completed for each of the other properties is: Belle Creek — 2002; Berkshire Square – 1970; Centrepoint - 1995; Copper Mill — 1984; Crestmont — 1987; Cumberland Glen — 1987; Heritage Trace — 1973; and Tresa at Arrowhead — 1998.

(2)	Units represent the total number of apartment units available for rent at September 30, 2013.

(3)	Average occupancy for each of our properties is calculated as (i) total units rented as of September 30, 2013 divided by (ii) total units available as of September 30, 2013, expressed as a percentage.

(4)	Average monthly effective rent per occupied unit represents the average monthly rent for all occupied units for the nine months ended September 30, 2013.

(5)	Does not include 6,256 square feet of retail space in six units, of which 1,010 square feet of space is occupied by Jupiter for use as the leasing office. The remaining 5,246 square feet of space is 100% occupied by five tenants with an average monthly base rent of $1,564, or $16.50 per square foot per year.

(6)	We do not report average effective rent per unit in the month of acquisition as it is not representative of a full month of operations.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM EDT on Friday, November 1, 2013 from the investor relations section of the IRT website at www.irtreit.com or by dialing 866.578.5771, access code 74662446. For those who are not available to listen to the live call, the replay will be available shortly following the live call on IRT’s website and telephonically until Friday, November 8, 2013, by dialing 888.286.8010, access code 36182789.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in IRT’s filings with the Securities and Exchange Commission. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact
Andres Viroslav
215.243.9000
aviroslav@irtreit.com

Independence Realty Trust, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Period Ended		Period Ended
	September 30		September 30
	2013	2012	2013	2012
Revenues:
Rental income	$4,259	$3,609	$12,655	$10,827
Tenant reimbursement and other property income	225	202	668	596
Other income	303	230	852	694

Total revenue	4,787	4,041	14,175	12,117
Expenses:
Property operating expenses	2,414	2,099	6,820	5,908
General and administrative expenses	103	201	374	700
Asset Management Fees	4	54	165	160
Acquisition expenses	50	52	50	92
Depreciation and amortization	1,008	840	3,107	2,471

Total expenses	3,579	3,246	10,516	9,331

Operating income	1,208	795	3,659	2,786
Interest expense	(906)	(809)	(2,693)	(2,408)

Net income (loss):	302	(14)	966	378
Income allocated to preferred stock	(2)	(4)	(10)	(12)
Income (loss) allocated to non-controlling interests	(45)	(10)	(649)	(434)

Net income (loss) allocable to common stock	$255	$(28)	$307	$(68)

Earnings (loss) per share:
Basic	$0.03	$(0.09)	$0.08	$(0.26)

Diluted	$0.03	$(0.09)	$0.08	$(0.26)

Weighted-average shares:
Basic	7,643,540	324,359	3,875,331	256,883

Diluted	7,643,540	324,359	3,875,331	256,883

Dividends declared per common share	$0.16	$0.15	$0.47	$0.45

Independence Realty Trust, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30,	December 31,
	2013	2012
Assets:
Investments in real estate:
Investments in real estate at cost	$166,665	$153,565
Accumulated depreciation	(14,805)	(12,283)

Investments in real estate, net	151,860	141,282
Cash and cash equivalents	16,526	2,533
Restricted cash	1,076	1,150
Accounts receivable and other assets	1,035	345
Deferred costs and Intangible assets, net of	1,528	887
accumulated amortization of $475 and $147, respectively

Total assets	$172,025	$146,197

Liabilities and Equity:
Mortgage indebtedness	$92,284	$92,413
Accounts payable and accrued expenses	2,329	1,986
Accrued interest payable	31	32
Dividends payable	514	499
Other liabilities	652	416

Total liabilities	95,810	95,346
Equity:
Stockholders’ equity:	—	—
Preferred stock, $0.01 par value; 50,000,000 shares authorized, 0 and 125 shares issued and outstanding, respectively
Common stock, $0.01 par value; 300,000,000 shares authorized, 9,643,540 and 345,063 shares issued and outstanding, respectively	96	3
Additional paid in capital	78,182	3,490
Retained earnings (accumulated deficit)	(2,063)	(401)

Total stockholders’ equity	76,215	3,092
Non-controlling interests	—	47,759
Total equity	76,215	50,851
Total liabilities and equity	$172,025	$146,197

Schedule I
Independence Realty Trust, Inc.
Reconciliation of Net income (loss) Allocable to Common Stock and
Funds From Operations (“FFO”) and
Core Funds From Operations (“CFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended				For the Nine-Month Period Ended
	September 30,				September 30,
	2013		2012		2013		2012
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss)	$302	$0.04	$(14)	$0.00	$966	$0.15	$378	$0.07
Adjustments:
Income allocated to preferred shares	(2)	0.00	(4)	0.00	(10)	0.00	(12)	0.00
Income allocated to preferred units	(45)	(0.01)	—	—	(88)	(0.01)	—	—
Real estate depreciation and amortization	1,008	0.13	840	0.15	3,107	0.49	2,471	0.45

Funds From Operations	$1,263	$0.17	$822	$0.15	$3,975	$0.63	$2,837	$0.52

Core Funds From Operations:
Funds From Operations	$1,263	$0.17	$822	$0.15	$3,975	$0.63	$2,837	$0.52
Adjustments:
Acquisition fees and expenses	50	0.00	52	0.01	50	0.01	92	0.01
Core Funds From Operations	$1,313	$0.17	$874	$0.16	$4,025	$0.64	$2,929	$0.53

(1)	IRT believes that FFO and Core FFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common stock (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

Core FFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition expenses, expensed costs related to the issuance of shares of our common stock and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expense those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining Core FFO.

IRT’s calculation of Core FFO differs from the methodology used for calculating Core FFO by certain other REITs and, accordingly, IRT’s Core FFO may not be comparable to Core FFO reported by other REITs. IRT’s management utilizes FFO and Core FFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, Core FFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and Core FFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses Core FFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor beginning with the second quarter of 2013.Neither FFO nor Core FFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and Core FFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor Core FFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

(2)	Based on 7,643,540 and 6,309,900 weighted-average shares outstanding-diluted for the three-month and nine-month periods ended September 30, 2013. This includes 5,274,900 limited partnership units that were exchanged for common stock on May 7, 2013.

(3)	Based on 5,599,259 and 5,531,783 weighted-average shares outstanding-diluted for the three-month and nine-month periods ended September 30, 2012. This includes 5,274,900 limited partnership units that were exchangeable for common stock as of September 30, 2012.